Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

Repurchases $64.0 Million of Exchangeable Notes at 47.4% of Par

Retains Significant Liquidity with No Near-Term Debt Maturities

SAN CLEMENTE, CA – March 16, 2009 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today is providing an interim update on its operations through February and its recent capital markets activity. The Company does not undertake to make updates for any subsequent developments in its business.

Preliminary Operations Update

•	February total portfolio RevPAR was $99.62, down 14.8% to prior year.
•	Quarter to date through February 28, 2009, total portfolio RevPAR was $95.61, down 12.9% to prior year.

Arthur Buser, Chief Executive Officer, stated, “We remain focused on eliminating expenses, maximizing the cash flow of each hotel, enhancing our balance sheet and maintaining a strong liquidity position. So far during the quarter we continued to strengthen our balance sheet by repurchasing $64.0 million of our debt at an average price equivalent to 47.4% of par. With a recently renovated portfolio, a significant cash balance, and no near-term debt maturities, we continue to believe Sunstone is well positioned for the current phase of the cycle.”

Finance Update

Through the date of this release, the Company has repurchased $64.0 million of its Operating Partnership’s 4.6% Exchangeable Senior Notes due 2027 (the “Notes”) at an average price equivalent to 47.4% of par, for gross cash consideration of $30.4 million. The Company used available cash to repurchase the Notes through unsolicited open market purchases.

Additionally, the Company has initiated negotiations with its bank group to restructure its credit facility. The Company is also in the process of soliciting bids for new mortgage debt on several of its unencumbered hotels. Given the challenges of the current financing market, the Company gives no assurances that either of these initiatives will be completed.

Ken Cruse, Chief Financial Officer, stated, “We repurchased Notes at a significant discount to par after considering both our liquidity maximization and our leverage reduction goals. Our credit facility and secured debt initiatives are consistent with our objective of maximizing liquidity and, if completed, we believe these transactions will meaningfully enhance our financial flexibility.”

Business Update Call

The Company will host a conference call to discuss its operations update on March 16, 2009, at 2 p.m. PDT. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-240-8621 (for domestic callers) or 303-262-2142 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 44 hotels comprised of 15,029 rooms primarily in the upper-upscale segment operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the current U.S. recession which may be prolonged; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of March 16, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited—dollars in thousands)

Debt	Collateral	Interest Rate / Spread	Maturity Date	February 28, 2009 Balance	Recent Events (1)	March 16, 2009 Balance
Fixed Rate Debt
Secured Mortgage Debt	Hilton Times Square	5.92%	12/1/2010	$81,000		$81,000
Secured Mortgage Debt (2)	11 Hotels	5.95%	5/1/2011	248,164		248,164
Secured Mortgage Debt (2)	Courtyard by Marriott Los Angeles
Secured Mortgage Debt (2)	Courtyard by Marriott San Diego
Secured Mortgage Debt (2)	Hilton Huntington
Secured Mortgage Debt (2)	Holiday Inn Express San Diego (Old Town)
Secured Mortgage Debt (2)	Holiday Inn San Diego (Harborview)
Secured Mortgage Debt (2)	Marriott Provo
Secured Mortgage Debt (2)	Marriott Rochester
Secured Mortgage Debt (2)	Marriott Salt Lake City
Secured Mortgage Debt (2)	Renaissance Concourse
Secured Mortgage Debt (2)	Residence Inn by Marriott Manhattan Beach
Secured Mortgage Debt (2)	Rochester Inn & Suites
Secured Mortgage Debt	Renaissance Long Beach	4.98%	7/1/2012	34,606		34,606
Secured Mortgage Debt	Renaissance Westchester	4.98%	7/1/2012	29,663		29,663
Secured Mortgage Debt	Rochester laundry facility	9.88%	6/1/2013	3,985		3,985
Secured Mortgage Debt	Doubletree Minneapolis	5.34%	5/1/2015	18,359		18,359
Secured Mortgage Debt	Hilton Del Mar	5.34%	5/1/2015	26,625		26,625
Secured Mortgage Debt	Marriott Houston	5.34%	5/1/2015	24,440		24,440
Secured Mortgage Debt	Marriott Ontario	5.34%	5/1/2015	25,871		25,871
Secured Mortgage Debt	Marriott Park City	5.34%	5/1/2015	15,933		15,933
Secured Mortgage Debt	Marriott Philadelphia	5.34%	5/1/2015	28,868		28,868
Secured Mortgage Debt	Marriott Troy	5.34%	5/1/2015	37,376		37,376
Secured Mortgage Debt	Marriott Tysons Corner	5.34%	5/1/2015	47,691		47,691
Secured Mortgage Debt	The Kahler Grand	5.34%	5/1/2015	29,400		29,400
Secured Mortgage Debt	Valley River Inn	5.34%	5/1/2015	12,268		12,268
Secured Mortgage Debt	Renaissance Harborplace	5.13%	1/1/2016	106,599		106,599
Secured Mortgage Debt	Marriott Del Mar	5.69%	1/11/2016	48,000		48,000
Secured Mortgage Debt	Hilton Houston	5.66%	3/11/2016	34,000		34,000
Secured Mortgage Debt	Renaissance Orlando Resort at Sea World	5.52%	7/1/2016	87,098		87,098
Secured Mortgage Debt	Embassy Suites Chicago	5.58%	3/1/2017	75,000		75,000
Secured Mortgage Debt	Marriott Boston Long Wharf	5.58%	4/11/2017	176,000		176,000
Secured Mortgage Debt	W Hotel San Diego	6.14%	1/1/2018	65,000		65,000
Secured Mortgage Debt	Embassy Suites La Jolla	6.60%	6/1/2019	70,000		70,000
Secured Mortgage Debt	Renaissance Washington D.C.	5.95%	5/1/2021	135,000		135,000
Exchangeable Senior Notes	Guaranty	4.60%	1/1/2027	237,000	(50,988)	186,012

Total Fixed Rate Debt				1,697,946	(50,988)	1,646,958
Credit Facility	Unsecured	L + 0.90%-1.50%	2011	—		—

TOTAL DEBT				$1,697,946	$(50,988)	$1,646,958

Preferred Stock
Series A cumulative redeemable preferred		8.00%	perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.29%	perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt				100.0%		100.0%
% Floating Rate Debt				0.0%		0.0%
Average Interest Rate				5.53%		5.56%
Weighted Average Maturity of Debt (includes amounts outstanding on the Credit Facility) (3)				8.1 years		7.8 years

(1)	Reflects repurchases of our Operating Partnership's 4.6% Exchangeable Senior Notes.
(2)	Cross-collateralized loan with life insurance company.
(3)	Assumes the exchangeable senior notes remain outstanding to maturity. If the exchangeable senior notes were redeemed upon the first call date, the weighted average maturity would be approximately 6 years.

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